                                  EXHIBIT 10.4

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                  Managerial/Administrative Services Agreement

      This Administrative Services Agreement (Agreement) is between the COUNTY OF SUFFOLK (COUNTY), a municipal corporation of the State of New York, acting through its duly constituted OFFICE OF THE COUNTY EXECUTIVE, having an office at 888 Veterans Memorial Highway, Hauppauge, New York 11788 and its duly constituted DEPARTMENT OF AUDIT & CONTROL/RISK MANAGEMENT AND BENEFIT DIVISION, having an office at Woodlands Office Park, 700 Veterans Memorial Highway, Hauppauge, New York 11788; and

      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC (NATIONAL), a New York business corporation, having its principal office at 26 Harbor Park Drive, Port Washington, New York 11050.

      The parties hereto desire to provide to the COUNTY certain administrative services for the self-funded EMPLOYEE MEDICAL HEALTH PLAN OF SUFFOLK COUNTY
(EMHP). Sufficient funding exists in the 1995,1996 and 1997 Suffolk County Operating Budgets for funding such health plan.

Term of Agreement: Shall be January 1, 1995 through December 31, 1998.

Total Cost of Agreement: Shall be as set forth in Exhibits B and F attached.

Terms and Conditions: Shall be as set forth in Exhibits A through I attached.

In Witness Whereof, the parties hereto have executed this Agreement as of the latest date written below.

NATIONAL MEDICAL HEALTH CARD              COUNTY OF SUFFOLK
SYSTEM, INC.


By: /s/ Linda Portney                     By: /s/ Eric A. Kopp
    ------------------------------            -------------------------------
    LINDA PORTNEY                             ERIC A. KOPP
    President                                 Chief Deputy County Executive

Date: MARCH 9, 1998                       Date: 4/13/98
      ----------------------------             ------------------------------

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

APPROVED AS TO FORM, NOT                  APPROVED:
REVIEWED AS TO EXECUTION:                 DEPARTMENT OF AUDIT AND
                                          CONTROL

ROBERT J. CIMINO
Suffolk County Attorney


By: /s/ Cynthia Kay Parry                 By: /s/ Joseph R. Caputo
    ------------------------------            --------------------------------
    CYNTHIA KAY PARRY                         JOSEPH R. CAPUTO
    Assistant County Attorney                 Comptroller

Date: 3/4/98                             Date: 3/16/98
      ----------------------------             -------------------------------

                                         OFFICE OF THE COUNTY
                                         EXECUTIVE


                                         By: /s/ DAVID S. GREENE
                                             ----------------------------------
                                             DAVID S. GREENE
                                             Director of Personnel & Labor
                                             Relations

                                         Date: 3/20/98
                                               -------------------------------

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                Table of Contents

Exhibit A
General Terms And Conditions

1. NATIONAL Responsibilities................................................. 7

2. Term and Termination...................................................... 7

3. Payment and Compensation.................................................. 8

4. Notice Requirements/Contact Persons....................................... 8

5. Not In Arrears............................................................ 10

6. Public Disclosure Law..................................................... 10

7. Gratuities Law............................................................ 11

8. Independent Contractor Status............................................. 11

9. Indemnification........................................................... 11

10. Insurance................................................................ 12

11. Non-discrimination Requirements.......................................... 13

12. Non-discrimination in Services........................................... 13

13. Assignment/Subcontract................................................... 14

14. Severability............................................................. 14

15. Entire Agreement......................................................... 14

16. No Modifications......................................................... 14

17. Governing Law............................................................ 14

18. Section Headings......................................................... 14

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

Exhibit B
      Responsibilities of NATIONAL........................................... 16

Exhibit C
      Request for Proposal Issued by COUNTY in March 1994:
      Incorporated by Reference.............................................. 22

Exhibit D
      Proposal Submitted by NATIONAL in June 1994:
      Incorporated by Reference.............................................. 23

Exhibit E
      Two Proposal Addendums................................................. 24

            Letter dated August 15, 1994 (consists of 9 pages); Letter dated June 28, 1994 (consists of 5 pages).

Exhibit F
      Managerial Fees........................................................ 25

Exhibit G
      Wire Transfer Instructions............................................. 28

Exhibit H
      Financial Guarantee.................................................... 29

Exhibit I
      Description of Additional Services Relating to DUR and COB............. 33

Exhibit J
      Payment by COUNTY to NATIONAL for Pharmaceutical
      Claims Incurred........................................................ 37

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

Exhibit K
      Audit Letter - Sample.................................................. 38

Exhibit L
      Rebate Report - Sample................................................. 39

Exhibit M
      Employee Medical Health Plan of Suffolk County
      Benefit Booklet
      April 1995............................................................. 40

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Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit A
                          General Terms and Conditions

Whereas, the COUNTY, by Suffolk County Resolution No. 1031-91, entitled "Suffolk County Resolution No. 1031-91 Authorizing the County of Suffolk to Withdraw from Participation in the New York State Health Plan, Otherwise Known as the New York State Empire Plan, and Establish a Separate Self-Insurance Program to Provide Health Benefits to County Employees," has adopted the self-funded independent Employee Medical Health Plan of Suffolk County (hereinafter referred to as the "Plan" and/or "EMHP"); and

Whereas, the COUNTY issued a Request For Proposals ("RFP") in 1994 soliciting proposals for the administration of its prescription drug plan; and

Whereas, NATIONAL responded to the RFP by proposal ("Proposal") and

Whereas, the Plan is set forth in its entirety in the plan document entitled "Employee Medical Health Plan of Suffolk County" (hereinafter referred to as the "Plan Document"), which may change from time to time in the COUNTY's discretion, a copy of which is attached hereto as Exhibit M; and

Whereas, the Plan Document provides for the payment of certain medical benefits on a self-funded basis to eligible employees and retirees of the COUNTY and their eligible dependents (hereinafter individually referred to as a "Member" and collectively as the "Members") and eligibility requirements are defined in the Plan Document; and

Whereas, the Plan Document provides for the payment of certain medical, radiological and diagnostic benefits on a self-funded basis to Members; and

Whereas, the COUNTY desires to provide a Prescription Drug Plan (hereinafter referred to as the "Prescription Drug Plan") to eligible employees/members as hereinafter defined; and

Whereas, NATIONAL has developed a system for paying claims and furnishing other related services through a network of pharmacies, mail order facilities and home infusion therapy providers based upon a specific plan design (hereinafter referred to as the "System") for the purpose of managing the Prescription Drug Plan; and

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

Whereas, the COUNTY desires to engage NATIONAL to provide certain managerial/administrative services with respect to the Prescription Drug Plan on behalf of the COUNTY through the use of the System, and NATIONAL desires to provide such services to the COUNTY.

Now, Therefore, in consideration of the premises above recited and the covenants and obligations hereinafter contained, the parties hereby agree as follows:

1.    NATIONAL and COUNTY Responsibilities:

      a. The duties and representations of NATIONAL and the COUNTY are more particularly described in this Exhibit A and Exhibits B through M, which are attached to and made part of this Agreement.

      b. NATIONAL shall perform such services as may be necessary to accomplish the managerial/administrative services required to be performed under and in accordance with this Agreement.

      c. NATIONAL specifically represents and warrants that it has and shall possess, and that its employees, agents and subcontractors have and shall possess, such training, knowledge and experience as may be necessary to qualify them individually for the particular duties they perform under this Agreement.

      d. The provisions of this Exhibit A shall prevail over any inconsistent provisions of any other Exhibit, and over any other document not specifically referred to in this Agreement or made part thereof by this Agreement, or by any subsequent amendment in writing and signed by both parties, except to the extent that such provisions of this Exhibit A are specifically referred to and amended or superseded by such exhibit, amendment or other document.

2.    Term and Termination:

      a. This Agreement shall be for the term (the "Term") provided on the first page hereof. This Agreement may be extended by formal amendment executed by both parties.

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      b. Either party shall have the right to terminate this Agreement effective thirty (30) days after written notice of such termination is sent by such party in the event that a law or regulation becomes effective after the date of this Agreement which would render the services provided by NATIONAL under this Agreement, in its reasonable judgment, in violation of such law or regulation or substantially burden either party with respect to the provision of such services.

      c. In the event that NATIONAL shall be in default of this Agreement for thirty (30) days after written notice of such default from the COUNTY to NATIONAL of such default, and NATIONAL has not cured or commenced to cure such default which cannot be reasonably cured within thirty (30) days, and which default has not been caused by the COUNTY, the COUNTY shall have the right to immediately terminate this Agreement.

      d. In the event that the COUNTY shall be in default of this Agreement for thirty (30) days after written notice of such default from NATIONAL to the COUNTY of such default, and the COUNTY has not cured or commenced to cure such default which cannot be reasonably cured within thirty (30) days, and which default has not been caused by NATIONAL, NATIONAL shall have the right to immediately terminate this Agreement.

      e. Following written notice of termination by either party, the COUNTY may contact and solicit another administrator for prescription drug services and NATIONAL shall not, in any manner, hinder or prevent the COUNTY from contacting any such other administrators.

      f. Termination of this Agreement will not terminate the rights or obligations of either party arising out of the period during which this Agreement was in effect. Unless otherwise agreed to by the parties at the time of termination, this Agreement shall continue to be operative with respect to obligations incurred hereunder prior to the date of termination, including, but not limited to any obligations by virtue of issued and unexpired member identification cards issued by NATIONAL on behalf of the COUNTY.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

3.    Payment and Compensation:

      a. In consideration of NATIONAL's complying with all of the obligations set forth in this Agreement, the COUNTY shall compensate NATIONAL as set forth in Exhibit B, entitled "Responsibilities of NATIONAL" and Exhibit F, entitled "Managerial Fees" of this Agreement.

      b. The parties acknowledge that NATIONAL has submitted a proposal, dated November 10, 1997, requesting certain changes, including an adjustment in the fee schedule; such proposal is in the process of negotiation. When the parties reach agreement as to such changes, a First Amendment of Agreement will be executed documenting such changes as they shall apply to calendar year 1998 only.

4.    Notice Requirements/Contact Persons:

      a. Any communication, notice, claim for payment, report or other submission necessary or required to be made by the parties regarding this Agreement and applicable Amendments shall be deemed to have been duly made upon receipt by the COUNTY or NATIONAL or their designated representative at the following address or at such other address that may be specified in writing by the parties:

            For the COUNTY

                  Department of Audit & Control
                  Risk Management & Benefit Division
                  Woodlands Office Park
                  700 Veterans Memorial Highway
                  Hauppauge, New York 11788
                  Attn.: Phil Bauccio, Risk & Benefit Manager

            For NATIONAL:

                  National Medical Health Card Systems, Inc.
                  26 Harbor Park Drive
                  Port Washington, New York 11050
                  Attn.: Linda Portney, President

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      b. Any communication or notice regarding indemnification, termination or litigation shall be deemed to have been duly made upon receipt by the COUNTY or NATIONAL at the addresses specified in sub-paragraph
            (a), above, with copies to:

                  Suffolk County Department of Law
                  158 North County Complex
                  Hauppauge, New York 11788
                  Att.: Robert J. Cimino
                  County Attorney

                        and

                  National Medical Health Card Systems, Inc.
                  26 Harbor Park Drive
                  Port Washington, New York 11050
                  Attn.: Linda Portney, President

      c. Each party shall give prompt written notice to the other party of the appointment of successor(s) to the designated contact person(s) or his or her designated successor(s).

5.    Not in Arrears:

      NATIONAL is not in arrears to the COUNTY upon any debt or contract and is not in default as surety, contractor or otherwise on any obligation to the COUNTY.

6.    Public Disclosure Law:

      NATIONAL represents and warrants that, unless exempt, it has filed with the Comptroller of the COUNTY the verified public disclosure statement required by Local Law No. 14 of 1976, as amended (ss. A5-7 of the Suffolk County Code) and shall file an update of such statement with the said Comptroller on or before the 31st day of January in each year of this Agreement's duration. NATIONAL acknowledges that such filing is a material, contractual and statutory duty and that the failure to file such statement shall constitute a material breach of this Agreement, for which the COUNTY shall be entitled, upon a determination that such breach has occurred, to damages, in addition to all other legal remedies, of fifteen (15%) of the amount of the Agreement.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

7.    Gratuities Law:

      NATIONAL represents and warrants that it has not offered or given any gratuity to any official, employee or agent of the COUNTY or New York State or of any political party, with the purpose or intent of securing an agreement or securing favorable treatment with respect to the awarding or amending of an Agreement or the making of any determinations with respect to the performance of an agreement, and that the signer of this Agreement has read and is familiar with the provisions of Local Law No. 32-1980 of Suffolk County (Chapter 386 of the Suffolk County Code).

8.    Independent Contractor Status:

      It is expressly agreed that NATIONAL's status hereunder is that of an independent contractor. Neither NATIONAL nor any person hired by NATIONAL shall be considered employees of the COUNTY for any purpose.

9.    Indemnification:

      a. NATIONAL shall indemnify and hold harmless the COUNTY, its consultant (if any), employees, agents and designated representatives from and against all claims, costs, judgments, liens, encumbrances and expenses, including attorney's fees, arising out of the acts or omissions or negligence of NATIONAL in connection with the services described or referred to in this Agreement.

      b. To the extent permitted by law, the COUNTY shall indemnify and hold harmless NATIONAL, its consultant (if any), employees, agents and designated representatives from and against all claims, costs, judgments, liens, encumbrances and expenses, including attorneys' fees, arising out of the:

                  i. Acts or omissions or negligence of the COUNTY in connection with the services described or referred to in this Agreement; and

                  ii.   The payment, or the denial thereof, of Benefit Payments;
                        and

                  iii.  Plan Design issues.

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Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      c. The indemnification obligations of this Paragraph 9 shall survive the termination of this Agreement.

10.   Insurance:

      a. NATIONAL agrees to procure, pay the entire premium for and maintain throughout the term of this Agreement insurance in reasonable amounts and types specified by the COUNTY. Unless otherwise specified by the COUNTY and agreed to by NATIONAL, in writing, such insurance will be as follows:

            i. Commercial General Liability insurance, including contractual coverage, in an amount not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage per occurrence.

            ii. Worker's Compensation and Employer's Liability insurance in compliance with all applicable New York State laws and regulations. In accordance with General Municipal Law ss.108, this Agreement shall be void and of no effect unless NATIONAL shall provide and maintain coverage during the term of this Agreement for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

            iii. Professional Liability insurance in an amount not less than One Million Dollars ($1,000,000.00) on either a per occurrence or claims made coverage basis.

      b. All policies providing such coverage shall be issued by insurance companies reasonably acceptable to the COUNTY.

      c. NATIONAL shall furnish to the COUNTY Certificates of Insurance or, on request, original policies, evidencing compliance with the aforesaid insurance requirements. In the case of commercial general liability insurance, said certificate shall name the COUNTY as an additional insured. All such certificates or other evidence of insurance shall provide for the COUNTY to be a certificate holder and to be notified in writing thirty (30) days prior to any cancellation, non-renewal or material change. Such certificates, policies and other evidence of insurance and notices shall be

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Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

            mailed to Suffolk County Department of Audit and Control/Office of Insurance and Risk Management, 700 Veterans Memorial Highway, Woodlands Complex, Hauppauge, New York 11788, Attention: Risk & Benefit Manager.

11.   Non-discrimination Requirements:

      In accordance with Article 15 of the New York State Executive Law (also known as the Human Rights Law) and all other County, State and Federal statutory and constitutional non-discrimination provisions, NATIONAL shall not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability, marital status or Vietnam Era Veteran status.

12.   Non-discrimination in Services:

      During the performance of this Agreement:

      a. NATIONAL will not, on the grounds of race, creed, color, national origin, sex, age, disability, Vietnam Era Veteran status or marital status:

            i. Deny any Member any service(s) or other benefits provided under the Plan;

            ii. Provide any service(s) or other benefits to a Member which are different, or are provided in a different manner from those provided to other Members under the Plan;

            iii. Subject a Member to segregation or separate treatment in any matter related to the Member's receipt of any service(s) or other benefits provided under the Plan;

            iv. Restrict a Member in any way in the enjoyment of any advantage or privilege enjoyed by other Members receiving any service(s) or other benefits provided under the Plan;

            v. Treat a Member differently from other Members in determining whether or not the Member satisfies any eligibility or other requirements or condition which Members must meet in order to receive any aid, care, service(s) or other benefits provided under the Plan.

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Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      b. NATIONAL will not utilize criteria methods of administration which have the effect of subjecting Members to discrimination because of their race, creed, color, NATIONAL origin, sex, age, disability, Vietnam Era Veteran status or marital status, or have the effect of defeating or substantially impairing accomplishment of the objectives of the program in respect to individuals of a particular race, creed, color, NATIONAL origin, sex, age, disability, Vietnam Era Veteran status or marital status, in determining:

                  i. The types of service(s) or other benefits to be provided under the Plan; or

                  ii.   The  class of  Members  to whom,  or the  situations  in
                        which,   such  service(s)  or  other  benefits  will  be
                        provided under the Plan; or

                  iii. The class of Members to be afforded an opportunity to participate in the Plan.

13. Assignment/Subcontract:

      a. NATIONAL shall not assign, transfer, convey, subcontract or otherwise dispose of any material administrative responsibilities of this Agreement, or any right, title or interest therein, to any other person or corporation without the prior consent in writing of the COUNTY, which may not be unreasonably withheld or delayed.

      b. Notwithstanding anything else contained herein, NATIONAL may assign, transfer and convey this Agreement and its obligations hereunder to:

                  i.    Any subsidiary or affiliate; or

                  ii. To any successor-in-interest in connection with the sale of all or substantially all of the assets, interests or stock of NATIONAL, provided that in the event that this Agreement is assigned pursuant to this sub-section (ii), the COUNTY may terminate this Agreement upon one hundred and twenty (120) days prior written notice during the Term of this Agreement.

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Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

14.   Severability:

      It is expressly agreed that if any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and every other term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

15.   Entire Agreement:

      It is expressly agreed that this instrument represents the entire agreement of the parties and that all previous understandings are merged in this Agreement.

16.   No Modifications:

      No modification of this Agreement shall be valid unless written in the form of an Addendum or Amendment signed by both parties.

17.   Governing Law:

      a. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

      b. The parties shall comply with all applicable federal, state and local laws, rules and regulations.

18.   Section Headings:

      All section headings contained herein are for the convenience of reference only and are not intended to define or limit the scope of any provision of this Agreement.

                            End of Text for Exhibit A

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit B
                          Responsibilities of NATIONAL

1.    Definitions:

      a. An "eligible employee" or "member" is an employee of the COUNTY, or a dependent of such employee, who has met the criteria required to become a participant in the Plan.

      b. A "member pharmacy" is a pharmacy which has entered into a Member Pharmacy Agreement with NATIONAL to participate in the Prescription Drug Plan.

      c. A "non-member pharmacy" is a pharmacy which does not participate in the Prescription Drug Plan.

      d. A "bi-weekly account statement" is a statement provided by NATIONAL to the COUNTY every two weeks, which details various claim and payment information in addition to managerial fees incurred for a specific period.

      e. A "claim voucher" is utilized by a member pharmacy when filling a prescription that is not communicated electronically.

      f.    An   "out-of-network   claim  form"  is  utilized   when  filling  a
            prescription at a non-member pharmacy.

      g. A "Concurrent DUR service" is described in Exhibit I attached hereto and made part of this Agreement.

      h. A "Retrospective DUR service" is described in Exhibit I attached hereto and made part of this Agreement.

      i. A "Prospective DUR service" is described in Exhibit I attached hereto and made part of this Agreement.

      j.    The  "Coordination  Of Benefits  (COB)"  procedures are described in
            Exhibit I attached hereto and made part of this Agreement.

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      k. "Other Insurance Coverage" is representative of another carrier which is the primary payor for prescription drug benefit.

      l. A "member identification card" is an identification card issued to each Plan member or dependent evidencing his participation in the Plan.

2.    Prescription Drug Plan to Be Managed:

      a. NATIONAL has received from the COUNTY a written statement containing the details of the Plan to be managed, which includes the following:

                  i.    effective date of the Plan;

                  ii. classes of dependents covered, including any age limitations;

                  iii.  estimated number of employees, listed by location;

                  iv. basis by which payments are determined when prescriptions are furnished by both member and non-member pharmacies;

                  v.    expiration date of the Plan, if applicable; and

                  vi.   amount of co-payments; and\

                  vii.  benefit plan design.

      b. The COUNTY has provided to NATIONAL a list of names of all persons to be covered as of the effective date of the Prescription Drug Plan and such other information as may be required for the effectual operation of the System. Eligibility updates on behalf of the COUNTY will be provided to NATIONAL on a daily basis by VYTRA via electronic media. The COUNTY shall be liable for all charges incurred by persons unauthorized to use a member's identification card, unless NATIONAL was notified in writing that the identification card so identified was for an individual no longer eligible to participate in the Prescription Drug Plan.

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

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      c. The Prescription Drug Plan shall provide for reimbursement to the employee of the cost of prescription drugs purchased at non-member pharmacies only upon the submission of claims for direct reimbursement, in a form approved by the COUNTY and NATIONAL, together with the employee's proof of payment for the prescription drugs. The level of reimbursement provided pursuant to this Paragraph 3 shall be based upon the same schedule in effect for pharmacies. See Exhibit J, entitled "Payment by COUNTY to NATIONAL for Pharmaceutical Claims Incurred," attached hereto and made part hereof for schedule of reimbursement.

      d. The Prescription Drug Plan shall also provide that the benefits payable under the Prescription Drug Plan with respect to reimbursement to employees who deal with non-member pharmacies, are not assignable and any assignment or attempted assignment thereof shall be null and void.

3.    Services:

      NATIONAL agrees to:

      a. Add pharmacies to the network as requested by the COUNTY and/or members in order to insure that there are an adequate number of member pharmacies. Currently, the network consists of over 37,000 participating pharmacies nationwide, while continuously adding new members to various geographic areas;

      b. Furnish each member pharmacy with a description of the Plan as approved by the COUNTY, including the COUNTY's payment schedule for covered prescriptions;

      c. Require member pharmacies to comply with the terms of the NATIONAL's Member Pharmacy Agreement;

      d. Process claim vouchers and/or electronic claims received from member pharmacies; process claim forms received from covered persons for prescriptions which have been furnished by non-member pharmacies; determine whether such claims qualify for reimbursement in accordance with the terms of the Plan and the payment applicable for such claim; and the return of unacceptable claim vouchers and claim forms to the

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

            submitting party, pursuant to the System and in accordance with applicable law;

      e. NATIONAL shall be responsible for issuing timely reports, both orally and in writing, to the COUNTY on the status of pending and proposed activities, such reports shall include, but not be limited to, the following:

                  i. Advise the COUNTY on a bi-weekly account statement the amount of claims cost coming due on valid claim vouchers as well as electronic claims processed and approved by the NATIONAL for payment during the applicable period:

                  ii. Furnish the COUNTY with a bi-weekly account statement which sets forth a computer-produced summary of claim cost made on behalf of the Plan during the preceding period. The summary shall indicate the total number of payments made and shall include such other data and be in such form as agreed upon by the parties, provided that such form is compatible with the System;

                  iii. Provide management reports which include both retail and mail order data. The mail order provider is responsible for providing mail order claims data to the NATIONAL in NATIONAL's format which conforms to the NCPD industry standard for communication between pharmacies (retail and mail order) and the Benefits Manager. The NATIONAL shall provide such reports on a monthly basis for claims dispensed on behalf of members during the preceding month. The initial tape is to be generated by the mail order provider on or about April 15, 1995 and will be generated monthly thereafter and such initial tape will include all claims dispensed since January 1, 1995;

      f.    Provide Concurrent and Retrospective DUR services;

      g. Provide for "Coordination of Benefits" with respect to Prescription Drug Benefits. The COUNTY or its agent will provide NATIONAL with a list of employees who have Other Insurance Coverage. NATIONAL will research and establish which prescriptions were payable as primary by other insurance companies. NATIONAL shall contact and pursue collection on

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

            those claims. At the end of each quarter NATIONAL will provide the COUNTY with a payment for monies collected in accordance with the terms of the Agreement and a list of the employees represented by the payment;

      h. Address all terms and conditions as outlined in this Agreement, including all Exhibits;

      i. Provide current pharmacy listings to the COUNTY upon request by the COUNTY;

      j. Provide a telephone call blockage rate of less than .01%;

      k. Generate member identification cards on a weekly basis. Each member will be provided with one identification card. All changes, additions and corrections recorded in-house during the preceding five business days are generated and mailed on the sixth business day. In the event the schedule cannot be met due to circumstances beyond the control of the NATIONAL, the COUNTY representative will be notified by the NATIONAL of the situation and the anticipated date on which the COUNTY will receive such identification cards.

      l. Provide a representative to attend Suffolk County meetings upon advance written notice received by the NATIONAL either forty-eight
            (48) hours prior to the date of the meeting, or upon receipt by the NATIONAL of a yearly schedule of meetings provided by the COUNTY.

4.    Payments Due:

      a. Upon review and acceptance by the COUNTY of the information contained in the bi-weekly account statement, the COUNTY shall reimburse NATIONAL the cost of claims as documented. Any alleged discrepancies noted by the COUNTY will be reviewed by NATIONAL and credited to the COUNTY on subsequent invoices, should it be determined that such discrepancies are factual. The bi-weekly account statement will also include an amount due to NATIONAL for the auditing, approval and payment of claims processed during the preceding period. The COUNTY shall pay fees to NATIONAL as outlined on Exhibit F attached hereto and made part of this Agreement. The COUNTY agrees to make all payments

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

            by wire transfer within five (5) business days from receipt of the bi-weekly account statement. (See Exhibit G, attached, for wire transfer instructions.)

      b. Any additional charges for special services, supplies, reports etc., not included in the Plan as discussed herein, for which a separate fee is agreed to in writing by the parties, shall be remitted by the COUNTY within thirty (30) days after receipt by the COUNTY of a billing by NATIONAL.

5.    Records:

      a. NATIONAL shall maintain in electronic form, current and complete files of all claims received, including any paper claims vouchers, received from member pharmacies and covered persons for services rendered by non member pharmacies. NATIONAL shall also maintain adequate records to establish cost of drugs to the COUNTY. These records shall remain accessible to the COUNTY for examination and audit by the COUNTY throughout the calendar year in which they are established and for three (3) calendar years thereafter. Such audits may be conducted, upon written notice, at reasonable intervals during the regular business hours of NATIONAL. All claims vouchers, claims forms and other records pertaining to the management of the Plan and the System are the property of NATIONAL.

      b. All computer programs, software or other data generated or utilized by NATIONAL are and at all times shall remain the property of NATIONAL.

                           End of Text for Exhibit B

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                   Exhibit C

                       RFP Issued by COUNTY in March 1994

                           Incorporated by Reference

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit D

                         Proposal Submitted by NATIONAL

                            Incorporated by Reference

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit E
                             Two Proposal Addendums

              Letter dated August 15, 1994 (consists of 9 pages);

               Letter dated June 28, 1994 (consists of 5 pages).

                            Incorporated by Reference

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit F
                         Managerial/Administrative Fees

1. This Exhibit summarizes the managerial/administrative fees described in the Proposal and Addendums (Exhibits D and E); to the extent there is a conflict, this Exhibit F controls.

2. NATIONAL will manage the basic prescription program in accordance with the accepted responses to the Request For Proposal and its subsequent questionnaire for $0.25 per claim.

3. NATIONAL will provide for the following package of services to be included for its standard per claim fee (plus any additional charges as described below):

            i. A Computerized bi-weekly claims report with each invoice, which lists all claims for the prior two week period.

            ii. Coordination of retail and mail order claims data between NATIONAL, mail order provider and COUNTY.

            iii. A monthly management report which includes both retail and mail order data.

            iv.    Computerized quarterly drug usage reports.

            v.     Toll free WATS service throughout the United States.

            vi. All standard forms needed for the effective operation of the program.

            vii. Handling and postage expense for checks to pharmacies and members with explanation.

            viii.  Computer   generated   alphabetical   membership  listing  as
                   required.

            ix.    Computer generated pharmacy listing as required.

            x. Notification and explanation of benefits to members, only in the case of a direct reimbursement.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

            xi.    Educational   materials  as  needed  for  Plan  participants,
                   physicians and pharmacists relative to the management of the prescription benefit program.

            xii. Audit of pharmacies and return of funds to clients where appropriate.

            xiii. Compliance with State Generic drug laws.

            xiv.   Client's logo on I.D. card.

            xv.    Concurrent and Retrospective Drug Utilization Review.

            xvi. MAC program (as described in Response to Proposal).

            xvii. Production and distribution of paper claim forms for members who use non-member pharmacies.

            xviii. Production of standard employee communication materials.

            xix. Adjudication of claims from both member pharmacies and members who utilize non-member pharmacies.

            xx.    Generic waiver appeals program.

            xxi.   Customer services.

            xxii. Mailings direct to cardholders - Postage charges.

            xxiii. Annual Audit Letter.

            xxiv. Card costs $0.25 per card, plus cost of postage, when appropriate.

            xxv. NATIONAL will manage the Coordination of Benefits Program, at a fee of 20% net of billed outstanding monies that are recovered.

            xxvi. Claims history tape (one tape each cycle) $50.00 per tape.

            xxvii. Other mailings direct to cardholders - Postage charges.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

4. Additional Services may be requested in writing by the COUNTY. Charges for such additional services not listed above will be at cost to NATIONAL.

                           End of Text for Exhibit F

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit G
                                 Wire Transfers

      Wire transfers shall be to:

      BANK:                    Chase Manhattan Bank

      ADDRESS:                 55 Water Street
                               New York, NY

      FOR ACCOUNT OF:          National Medical Health Card Systems, Inc.

      ACCOUNT NUMBER:          618-930-108

      ABA NUMBER:              021000021

      Both the managerial/administrative fees (as described in Exhibit F) and the COUNTY payment per prescription (as described in Exhibit J) shall be paid to NATIONAL by Wire Transfer.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit H
                              Financial Guarantees

1. This exhibit summarizes financial guarantees described in the proposal and addendums (Exhibits D and E); to the extent there is a conflict, this Exhibit H controls.

2. All financial guarantees are based on:

      a.    There  being  no  changes  made  to  the  plan  design   and/or  the
            administration of the program which would effect the utilization or the reimbursement of the plan.

      b. There are no additional inducements to members to use the mail order pharmacy as opposed to the retail pharmacy network.

3.    Rebates:

      a. Initial rebate guarantee is $.80 per paid claim.

      b. Any additional net rebates in excess of $.80 per claim minus NATIONAL 20% administrative fee will be shared as follows:

                  i. Up to $1.00 will be remitted at the minimum amount agreed upon ($.80)% minus administrative fee.

                  ii From $1.01 to $1.1499 will be remitted at 80% of earned net rebates minus administrative fee.

                  iii.  In excess net $1.15 will be shared  respectively  by the
                        County  and   NATIONAL   in  the  ratio  85/15  (net  of
                        administrative fees).

4.    Administrative   Fee  is  the  fee  NATIONAL  is  charged  by  its  Rebate
      Administrator and is a pass through to the County.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

5. Copies of the reconciliation will be forwarded to the County, and/or its designated party as documentation for the rebates are made available to NATIONAL. The lag time is generally nine months from the end of the quarter and is available monthly from there on in, as payments are received.

6. Rebates will not be reconciled nor remanded until NATIONAL has received said reconciliation and funds from manufacturers.

      Rebates  are  guaranteed  for  three  years  unless   manufacturers  cease
      providing rebates or government intervention prohibits the practice.

7.    Guarantee of Discounts

      NATIONAL guarantees an effective blended AWP discount per script of 15.488% and an average blended dispensing per script fee no greater than $3.04. This takes into account MAC pricing where applicable in the program.

      Any difference between the actual cost of the program and the guaranteed savings will be credited to the County dollar for dollar.

      AWP is determined by First Data Bank.

      NATIONAL will semi-annually provide a report comparing ingredient cost on file to total ingredient cost billed to the County. A similar report will be provided for dispensing fees

8.    Generic Dispensing Rate Guarantee

      NATIONAL guarantees a generic dispensing rate of 35% of the total number of scripts dispensed in each of the calendar years 1995, 1996, 1997 and 1998.

      NATIONAL will provide copies of the Claims Analyses Report (CAR Report) to document the generic substitution rate.

      The 35% generic dispensing rate reflects the minimum guarantee. NATIONAL is willing to renegotiate the minimum guaranteed generic dispensing rate following any year when the actual generic dispensing rate achieved exceeds the guaranteed rate by 3% or more.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

9.    Guarantees on Administrative Fees

      Administrative fees as set forth in the Proposal are guaranteed for three years.

10.   Electronic Edits Guarantees

      NATIONAL guarantees a minimum of 1.50% savings to the plan based on electronic edits as set forth in paragraph 19 of the letter dated August 15, 1994.

      To document the savings, NATIONAL will provide a rejected claims report. The savings will be determined based on the cost to the program had the scripts been filled. Attempts at refills will be included in calculated cost savings.

      Savings are guaranteed for each of the three contract years.

11.   Concurrent DUR Savings

      a. Concurrent DUR savings are guaranteed at 3%. Savings will be documented on a report that includes:

                  i.    Claims backed out of the system;

                  ii. Claims rejected as a result of DUR message intervention;

                  iii.  Claims denied as "refilled too soon."

            Included in this category will be any savings to the COUNTY that may be realized from a new pharmacy intervention program that NATIONAL has implemented.

      b. Savings will be calculated in accordance with paragraph 19 in the letter dated August 15, 1994.

      c. Savings are guaranteed for each of the three contract years.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

12.   Retrospective DUR Savings:

      Retrospective DUR savings cannot be guaranteed. Projected savings for Retrospective DUR are 2% in the second and third year of the contract. The projected savings are predicated upon the plan sponsor allowing NATIONAL the latitude to communicate and intervene with plan outlines in the physician and patient communities.

13.   Pharmacy Audit Savings:

      a. Pharmacy audit savings are guaranteed at 2%, provided the COUNTY allows NATIONAL to communicate with outlined in the patient community. A variety of reports will be provided to document these savings.

      b. Savings will not include savings from any new intervention program unless, it is found that pharmacist was not in compliance with program.

      c. Savings are guaranteed for each of the three contract years.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit I
                                   DUR and COB

1. This Exhibit I serves as an addendum to the Proposal and Addendums (Exhibits D and E).

2. Concurrent DUR:

      a. NATIONAL's DUR drug utilization review system ("DUR System") detects potential drug misutilization before a prescription is filled, enhancing the quality of care and saving money. Driven by a comprehensive clinical database and a full spectrum of sophisticated clinical modules, the DUR System identifies problems in real time at the point of service. When a pharmacist submits a claim for approval, the DUR System processes the transaction concurrently with the Claim adjudication system, ensuring rapid response time.

      b. The DUR System includes nine clinical modules, which can be separate, in combination, or as a complete package. Within each module, user-defined parameters provide the flexibility needed to manage the drug utilization review process successfully. Screening parameters may be specified for specific carriers, plans, or member groups. The patient drug profile is common to all configurations. The DUR System builds and maintains this computerized list of active drug ingredients from prescription data captured from claims submitted for each patient. The DUR System includes, but is not limited to the following interventions:

                  i.    Drug interaction;

                  ii.   Duplicate drug therapy and therapeutic overlaps;

                  iii.  Pregnancy precautions;

                  iv.   Breast feeding precautions;

                  v. Doses which exceed the recommended or absolute maxim for a drug;

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                  vi.   Compliance checking;

                  vii.  Age precautions.

      c. To ensure that network pharmacists understand how to handle messages returned by the DUR System, NATIONAL provides education to ensure that pharmacists serving employees, retirees and their families use the System's informational messages for the benefit of program members.

3.    Retrospective DUR

      With the inclusion of concurrent and prospective DUR as tools in the NATIONAL "managed care arsenal," retrospective DUR, while still important, has captured a new emphasis. Retrospective DUR is now a major component of the interface between the managed prescription plan administrator and the managed medical care administrator. NATIONAL will analyze data retrospectively, combining data with medical claims information, in order to identify abuse; effect clinical outcomes and prescribing limitations.

4.    Prospective DUR

      Prospective DUR is performed before the patient has received the prescription. Prospective DUR by definition allows for the cognitive skills of the participating pharmacist to anticipate inappropriate outcomes and to proactively intervene with the physician to suggest an alternate measure. In April of 1994, NATIONAL, in conjunction with CCLI and the Long Island Pharmaceutical Society, the first nonclinic based Intervention program that recognizes the value of the cognitive services offered by the pharmacist, and in addition, electronically tracks the process from beginning to end in a single on-line transmission. Under a program sponsored by CCLI for their HMO managed care participants, and administered by NATIONAL, the pharmacist is financially incented to intervene with physicians to positively affect patient outcomes and to conserve health care dollars. The pharmacist receives twenty-five percent (25%) of the savings on the initial script and ten percent (10%) of the savings on the first three (3) refills.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

5.    Catastrophic:

      a. All high tech, high cost therapies require prior approval and in some instances special procedures which remove these claims from the normal adjudication process. For example, Protropin is a costly growth hormone which is used to stimulate growth in children diagnosed with dwarfism. NATIONAL's prior approval process requires the member, or the pharmacy provider, to contact NATIONAL before the medication is dispensed. NATIONAL Health Card's Manager of Claims Administration or a designated member of the Health Services Department for our Managed Care Clients must provide approval and an authorization code before the medication is dispensed. For this particular medication, the same procedure is followed with each refill.

      b. Similar procedures are in place for home infusion therapy. Because infusion therapy providers are required to contact NATIONAL when beginning therapy, we are often able to negotiate significant additional discounts with the provider and request that they accept our negotiated discount as payment in full. Since people requiring this type of treatment are often very ill, we are able to relieve them of some financial concerns while saving the client money.

      c. For other drug therapies which are costly but do not require constant monitoring, NATIONAL keep's a doctor's certification letter on file and the local pharmacist calls before dispensing the medication. NATIONAL provides an override code enabling the pharmacist to transmit the claim via standard electronic transmission. NATIONAL is currently developing the capability of indicating overrides on a member's record so that pharmacists will not have to call for override codes on refills. However, there will always be those therapies that NATIONAL may wish to keep out of mains of electronic transmission due to cost, limited providers and the limited duration of therapy, and/or the careful monitoring that is required.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

      d. Because of NATIONAL's reputation as a forward thinking company, it is often notified as new high tech drug therapies such as Pulmozyne and Beta Seron come to market. Often these drugs are in short supply but NATIONAL establishes a procedure either with the manufacturer or the distributor that enables it's subscribers to obtain the necessary medication easily while allowing NATIONAL to monitor the cost and duration of therapy. NATIONAL is currently working with Berlex to ensure that NATIONAL's members who are eligible for Beta Seron the new genetically engineered drug that is used to treat Multiple Sclerosis is easily available to our members that have qualified for the lottery.

6.    COB:

      a. The goal of NATIONAL'S COB Department is to maximize the collection of COB dollars from other insurance carriers. It is the responsibility of the COB department to actively pursue COB investigation, confirmation, and the timely collection of all recoverable monies. Those retrievable dollars are viewed as incremental dollars ultimately contributing to the bottom line of a client's prescription drug program. The function of the COB department is to work in concert with the client in minimizing the cost of the administration of the client's prescription drug program.

      b. The starting point for NATIONAL'S method of collection and process of recovery stems from the list of 'Members with other Insurance' as provided by the client. This list of 'Members with Other Insurance' is entered into NATIONAL's system, and NATIONAL's computer program sorts and identifies these 'Members with Other Insurance' into the status of collectible. With this integrated database, NATIONAL's system is equipped to maintain a turnaround time by establishing trigger dates for the generation of letters to other insurance carriers. Ten (10) days after the first request for reimbursement is produced, a second request for recovery can be automatically generated. Five (5) days thereafter, the system can prompt the member account for the initiation of the phone call campaign. Multiple phone calls are made to ensure prompt reimbursement of projected monies.

                                   APPENDIX J

                     Payment by COUNTY to CONTRACTOR/MANAGER
                       for Pharmaceutical claims incurred

CHAINS (21 days or less) & (Over 21 days)

Brand           = 87%AWP
Brand w/Generic = 75%BLP
Generic         = 75%AWP
Disp. Fee       = $2.90

================================================================================

INDEPENDENTS (21 days or less)

Brand           = 90%AWP
Brand w/Generic = 90%BLP
Generic         = 90%AWP
Dispense Fee    = $3.50

(Over 21 days)

Brand           = 87%AWP
Brand w/Generic = 75%BLP
Generic         = 75%AWP
Disp. Fee       = $2.90

                                   EXHIBIT K
                              AUDIT LETTER SAMPLE

                                  HEALTH CARD                              11/03
                                  P.O. BOX 90
                               ROSLYN, N.Y. 11576

                      EXPLANATION OF PRESCRIPTION BENEFITS

                                        57850004
                                        EMPLOYEE MEDICAL HEALTH PLAN
                                        OF SUFFOLK COUNTY
                                        77 N COUNTY COMPLEX
                                        HAUPPAUGUE, NY 11787

                                        FAMILY DATA INFORMATION
                                        #  NAME     BIRTH DT
                                        02            /  /

The prescription drug benefits reimbursed on your behalf during the period from 07/01/94 to 09/30/94 totaled ****** 3587.59 ******. All of the medications which you received are listed below. Please verify the prescription information. Indicate any discrepancies on the form and return it to Health Card. If the information is correct, do not return the form.

                                                             QUAN     ALLOWED                AMOUNT
PATIENT     #   RX NUMBER   DATE     DRUG DESCRIPTION        TITY       COST     CO PAY       PAID
-------     -   ---------   ----     ----------------        ----     -------    ------      ------
                0751159   07/15/94   PROCARDIA XL              90     163.38       5.00     158.38
                0753860   07/01/94   QUESTRAN LIGHT (POWDER    50      71.98       5.00      66.98
                0750066   08/30/94  *POTASSIUM CHLORIDE       200      17.97       5.00      12.97
                0765731   08/11/94   QUESTRAN LIGHT (POWDER   180     210.14       5.00     205.14
                0757666   08/30/94  *INDAPAMIDE                90      47.44       5.00      42.14
           02   0752231   07/11/94   NEUPOGEN                  10    1231.78       5.00    1226.78
           02   0752232   07/11/94   EPOGEN                    20     838.10       5.00     833.10
           02   0755649   08/11/94   EPOGEN                    10    1046.90       5.00    1041.90
                                                                     -------       ----    -------
                                                            TOTAL   $3627.69     $40.00   $3587.59

 *: Generic Drug Obtained

**: Brand name drug obtained but a generic was available

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

                                   EXHIBIT L

                                 Rebate Report
                                     Sample

          Administrative Charge/ NMHC'S MANUFACTURER'S REBATE PROGRAM
                      DISTRIBUTION DETAIL SUMMARY-NMHC PPO
                             DISTRIBUTION FOR 11/94
                  TIME PERIOD: FILL DATES: 10/01/93-13/31/93

GROUP: Simpson Co.

                                      Admin.
      Group No          Total         Charge          Net to Customer
                        collected     share at 20%    reflects 80%

      94473204          1,157.48      231.50          925.98

                        --------      ------          ------
      Client total      1,157.48      231.50          925.98

The above represents the standard rebate. Additional rebates beyond the standard will be calculated and provided after the reconcilliation to the applicable calendar year.

Law No. 98-IS-002
Rev. 3/4/98                  National Medical Health Card/Prescription Drug/EMHP

                                    Exhibit M

                 Employee Medical Health Plan of Suffolk County
                                 Benefit Booklet
                                   April 1995

                            Incorporated by Reference